WELDON CAPITAL FUNDS, INC.
                          INVESTMENT ADVISORY AGREEMENT


         Agreement entered into this 9th day of February, 2004 between Weldon Capital Funds, Inc., a Maryland corporation (the "Company"), and Weldon Capital Management, Ltd. (the "Advisor"), a Kansas corporation.

         WHEREAS, the Company is registered under the Investment Company Act of 1940, as amended (the "1940 Act"), as an open-end management investment company. The Company is authorized to create separate series, each with its own separate investment portfolio and beneficial interest in each such series will be represented by a separate series of shares (the "Shares"); and

         WHEREAS, the Advisor is an investment adviser registered under the Investment Advisers Act of 1940, as amended; and

         WHEREAS, the Fund desires to retain the Advisor as investment adviser to furnish investment advisory and portfolio management services to the Company with respect to its initial series, the Weldon Equity & Income Fund (the "Fund"), and such other portfolios as the Company and the Advisor shall agree upon, and the Advisor is willing to furnish such services and to perform the functions assigned to it under this Agreement for the consideration provided herein;

         NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, it is agreed between the parties hereto as follows:

         1. APPOINTMENT.  The Company hereby appoints the Advisor as investment
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adviser of the Fund for the period and on the terms set forth in this Agreement.
The Advisor accepts such appointment and agrees to render the services herein.
In the performance of its duties, the Advisor will act in the best interests of the Fund and will comply with (a) applicable laws and regulations, including, but not limited to, the 1940 Act, (b) the terms of this Agreement, (c) the Company's Articles of Incorporation, By-Laws and currently effective registration statement under the Securities Act of 1933, as amended, and the 1940 Act, and any amendments thereto, (d) the stated investment objective, policies and restrictions of the Fund, and (e) such other guidelines as the Board of Directors of the Company (the "Board") reasonably may establish.

         2.  Duties as Investment Adviser.
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         (a)     Subject to the supervision of the Board, the Advisor will
provide a continuous investment program for the Fund, including investment research and management with respect to all securities, investments and cash equivalents held by the Fund. The Advisor will determine from time to time what securities and other investments will be purchased, retained or sold by the Fund. The Advisor will exercise full discretion and act for the Fund in the same manner and with the same force and effect as the Fund itself might or could do with respect to purchases,

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sales, or other transactions, as well as with respect to all other things necessary or incidental to the furtherance or conduct of such purchases, sales or other transactions.

         (b) The Advisor will place orders pursuant to its investment determinations for the Fund either directly with the issuer or through other brokers. In the selection of brokers and the placement of orders for the purchase and sale of portfolio investments for the Fund, the Advisor shall use its best efforts to obtain for the Fund the best qualitative execution, taking into account such factors as price (including the applicable brokerage commission or dealer spread), the execution capability, financial responsibility and responsiveness of the broker or dealer and the brokerage and research services provided by the broker or dealer. In using its best efforts to obtain the most favorable price and execution available, the Advisor, bearing in mind the Fund's best interests at all times, shall consider all factors it deems relevant, including by way of illustration, price, the size of the transaction, the nature of the market for the security, the amount of the commission, the timing of the transaction taking into account market prices and trends, the reputation, experience and financial stability of the broker involved, the quality of service rendered by the broker in other transactions. Consistent with the Rules of the National Association of Securities Dealers, Inc., and subject to its obligation of seeking best qualitative execution, the Advisor may give consideration to sales of shares of the Fund as a factor in the selection of brokers and dealers to execute portfolio transactions. Subject to such policies as the Board of Directors may determine, the Advisor shall not be deemed to have acted unlawfully or to have breached any duty created by this Agreement or otherwise solely by reason of its having caused the Fund to pay a broker that provides brokerage and research services to the Advisor an amount of commission for effecting a portfolio investment transaction in excess of the amount of commission another broker would have charged for effecting that transaction if the Advisor determines in good faith that such amount of commission was reasonable in relation to the value of the brokerage and research services provided by such broker, viewed in terms of either that particular transaction or the Advisor's overall responsibilities with respect to the Fund and to other clients of the Advisor or its affiliates as to which the Advisor or its affiliates exercise investment discretion. In no instance will portfolio securities of the Fund be purchased from or sold to the Advisor or any affiliated person of the Advisor. The Fund agrees that any entity or person associated with the Advisor which is a member of a national securities exchange is authorized to effect any transaction on such exchange for the account of the Fund which is permitted by Section 11(a) of the Securities Exchange Act of 1934, as amended, and that the Fund consents to the retention of compensation for such transactions.

         (c) The Advisor will provide to the Board on a regular basis any economic and investment analyses or reports concerning the Fund as are reasonably requested by the Board.

         (d) Any of the foregoing functions with respect to the Fund may be delegated by the Advisor, at the Advisor's expense, to another appropriate party (including an affiliated party), subject to such approval by the Board of Directors and shareholders of the Fund as may be required by the 1940 Act. The Advisor shall oversee the performance of delegated functions by any such party and shall furnish to the Board quarterly evaluations and analyses concerning the performance of delegated responsibilities by those parties.

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         3.  SERVICES NOT EXCLUSIVE.  The services furnished by the Advisor
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hereunder are not to be deemed exclusive and the Advisor shall be free to furnish similar services to others so long as its services under this Agreement are not impaired thereby.

         4.  BOOKS AND RECORDS.  In compliance with the requirements of Rule
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3la-3 under the 1940 Act, the Advisor hereby agrees that all records which it maintains for the Fund are the property of the Company and further agrees to surrender promptly to the Company any of such records upon the Company's request. The Advisor further agrees to preserve for the periods prescribed by Rule 3la-2 under the 1940 Act the records required to be maintained by Rule 3la-1 under the 1940 Act.

         5.  EXPENSES.  During the term of this Agreement, the Fund will bear
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all expenses not specifically assumed by the Advisor incurred in its operations and the offering of its shares. Expenses borne by the Fund will include, but not be limited to, the following: (a) brokerage commissions relating to securities purchased or sold by the Fund or any losses incurred in connection therewith; (b) fees payable to, and expenses incurred on behalf of the Fund, by the Advisor; (c) expenses of organizing the Fund; (d) filing fees and expenses relating to the registration, and notice filings of the Fund's shares under federal or state securities laws and maintaining such registrations, qualifications and notice filings; (e) distribution fees; (f) fees and salaries payable to the members of the Board of Directors and officers who are not officers or employees of the Advisor or interested persons (as defined in the 1940 Act) of any investment subadviser or distributor of the Fund; (g) taxes (including any income or franchise taxes) and governmental fees; (h) costs of any liability, uncollectible items of deposit and other insurance or fidelity bonds; (i) any costs, expenses or losses arising out of any liability of or claim for damage or other relief asserted against the Fund for violation of any law; (j) legal, accounting and auditing expenses, including legal fees of special counsel or salaries of compliance staff for the independent directors;
(k) charges of custodians, transfer agents and other agents; (l) costs of preparing share certificates; (m) expenses of setting in type and printing prospectuses and supplements thereto for existing shareholders, reports and statements to shareholders and proxy material; (n) any extraordinary expenses (including fees and disbursements of counsel) incurred by the Fund; and (o) fees and other expenses incurred in connection with membership in investment company organizations.

         The Fund may pay directly any expense incurred by it in its normal operations and, if any such payment is consented to by the Advisor and acknowledged as otherwise payable by the Advisor pursuant to this Agreement, the Fund may reduce the fee payable to the Advisor pursuant to paragraph 6 hereof by such amount. To the extent that such deductions exceed the fee payable to the Advisor on any monthly payment date, such excess shall be carried forward and deducted in the same manner from the fee payable on succeeding monthly payment dates.

         6.  COMPENSATION.  For the services to be rendered and payments to be
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made as provided in this Agreement, as of the last business day of each month, the Fund will pay the Advisor a fee at the annual rate of 1.25% of the average daily value of the first $100 million in net assets; and 1.00% of the average daily value of net assets over $100 million.

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         The average daily value of the net assets of the Fund shall be determined pursuant to the applicable provisions of the Articles of Incorporation and By-laws governing the Fund, or a resolution of the Board, if required. If, pursuant to such provisions, the determination of net asset value of the Fund is suspended for any particular business day, then, for purposes of this paragraph, the value of the net assets of the Fund as last determined shall be deemed to be the value of the net assets as of the close of the business day, or as of such other time as the value of the Fund's net assets may be lawfully determined on that day. If the determination of the net asset value of the Fund has been suspended for a period including such month, the compensation payable at the end of such month shall be computed on the basis of the value of the net assets of the Fund as last determined (whether during or prior to such month).

         7.  LIMITATION OF LIABILITY OF THE ADVISOR.  The Advisor shall not be
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liable for any error of judgment or mistake of law or for any loss suffered by the Company in connection with the matters to which this Agreement relate except a loss resulting from the willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement. Any person, even though also an officer, partner, employee, or agent of the Advisor, who may be or become an officer, director, employee or agent of the Company shall be deemed, when rendering services to the Company or acting in any business of the Company, to be rendering such services to or acting solely for the Company and not as an officer, partner, employee, or agent or one under the control or direction of the Advisor even though paid by it.

         8.  DURATION AND TERMINATION.  This Agreement shall become effective
             -------------------------
upon the date that the Company's registration statement is declared effective by the Securities and Exchange Commission; provided, that with respect to the Fund, this Agreement shall not take effect unless it first has been approved (i) by a vote of the majority of those Directors who are not parties to this Agreement or interested persons of such party, cast in person at a meeting called for the purpose of voting on such approval, and (ii) by vote of a majority of the Fund's outstanding voting securities. This Agreement shall remain in full force and effect continuously thereafter until terminated without the payment of any penalty as follows:

         (a) By vote of a majority of its Directors, or by the affirmative vote of a majority of the outstanding shares of the Fund, the Company may at any time terminate this Agreement with respect to the Fund by providing not more than 60 days' written notice delivered or mailed by registered mail, postage prepaid, to the Advisor at its principal offices; or

         (b) With respect to the Fund, if (i) the Directors or the shareholders of the Fund by the affirmative vote of a majority of the outstanding shares of the Fund, and (ii) a majority of the Directors who are not interested persons of the Company or of the Advisor, by vote cast in person at a meeting called for the purpose of voting on such approval, do not specifically approve at least annually the continuance of this Agreement, then this Agreement shall automatically terminate at the close of business on the second anniversary of its execution, or upon the expiration of one year from the effective date of the last such continuance, whichever is later; provided, however, that if the continuance of this Agreement is submitted to the shareholders of the Fund for their approval and such shareholders fail to approve such continuance of this Agreement as provided herein, the Advisor may continue to serve hereunder

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

in a manner consistent with the 1940 Act and the rules and regulations thereunder with respect to the Fund; or

         (c) The Advisor may at any time terminate this Agreement by not less than 60 days' written notice delivered or mailed by registered mail, postage prepaid to the Company.

         (d) This Agreement automatically and immediately will terminate in the event of its assignment.

         9.  AMENDMENT OF THIS AGREEMENT.  No provision of this Agreement may be
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changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought, and no material amendment of this Agreement shall be effective until approved by vote of the holders of a majority of the Fund's outstanding voting securities.

         10.  NAME OF COMPANY.  The Company may use the name "Weldon Capital
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Funds" or "Weldon Equity & Income Fund" only for so long as this Agreement or any extension, renewal or amendment hereof remains in effect, including any similar agreement with any organization which shall have succeeded to the business of the Advisor. At such time as such an agreement shall no longer be in effect, the Company will (to the extent that it lawfully can) cease to use any name derived from "Weldon Capital Funds," "Weldon Equity & Income Fund" or any successor organization.

         11.  GOVERNING LAW.  This Agreement shall be construed in accordance
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with the laws of the State of Missouri, without giving effect to the conflicts of laws principles thereof, and the 1940 Act. To the extent the laws of the State of Missouri conflict with the applicable provisions of the 1940 Act, the latter shall control.

         12.  DEFINITIONS.  As used in this Agreement, the terms "majority of
              ------------
the outstanding voting securities," "interested person," and "assignment" shall have the same meanings as such terms have in the 1940 Act.

         13.  SEVERABILITY.  If any provision of this Agreement shall be held or
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made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors.

         14.  MISCELLANEOUS.  The captions in this Agreement are included for
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convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

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        IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.



                                                WELDON CAPITAL MANAGEMENT, LTD.



                                                 By:___________________________
                                                 Name:
                                                 Title:



                                                 WELDON CAPITAL FUNDS, INC.



                                                 By:___________________________
                                                 Name:
                                                 Title:



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